UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 27, 2009

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228	66-071-6485
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 27, 2009, General Maritime Corporation (the “Company” or “we”) entered into an amendment with the lenders under our 2005 revolving credit facility (the “2005 credit facility”). Pursuant to this amendment, the 2005 credit facility will be amended to, among other things:
•	Reduce the commitment under the 2005 credit facility to $749.8 million.

•	Amend the Net debt to EBITDA maintenance covenant to increase the permitted ratio to 6.5:1.0 until September 30, 2010, to 6.0:1.0 from December 31, 2010 until September 30, 2011 and to 5.5:1.0 thereafter.

•	Amend the collateral vessel appraisal reporting from annually to semi-annually and require us to provide a collateral vessel appraisal report within 30 days of the effective date of the amendment (which is discussed further in the next paragraph below).

•	Restrict our dividends to no more than $0.125 per share per quarter.

•	Increase the applicable interest rate margin over LIBOR to 250 basis points from 100 basis points and the commitment fee, which is 35% of the applicable margin, to 87.5 basis points from 35 basis points.

•	Permit the subsidiary guarantees in a qualified notes offering (which is discussed further in the next paragraph below) and obligate us to deliver guarantees to the lenders for all subsidiaries that guarantee the notes issued pursuant to a qualified notes offering.

•	Waive the minimum cash balance requirement for September 30, 2009. Due to an unanticipated delay in a customer payment at the quarter end, we did not meet the minimum cash balance requirement as of September 30, 2009.
     The effectiveness of the amendment (other than the waiver of the minimum cash balance, which became effective upon the signing of the amendment on October 27, 2009) is contingent on certain conditions precedent set forth therein, including the consummation prior to November 30, 2009 of an offering of non-amortizing senior unsecured notes with a minimum tenor of five years in which we raise a minimum of $230 million of net proceeds, which we refer to as a qualified notes offering. If a qualified notes offering is not consummated, no changes contemplated by the amendment other than the waiver of the minimum cash balance requirement will take effect. In such a case, the Company intends to seek alternative amendments of the collateral maintenance covenant on a going forward basis from the lenders under the 2005 credit facility. However, with the receipt of the waiver of the minimum cash balance requirement referred to above, the Company is in compliance with the 2005 credit facility. The Company intends to seek such amendments prior to the declaration of a dividend for the third quarter. There can be no assurance that an agreement will be reached with the lenders. If the Company does obtain an amendment or waiver of these covenants, it expects to be required to pay an increased interest rate margin over that currently charged under the 2005 credit facility.
     The foregoing summary of the terms of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 10.1 hereto, the full text of which is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of General Maritime Corporation (the “Company,” “General Maritime” or “us”), dated October 27, 2009, reporting the Company’s financial results for the third quarter ended September 30, 2009.
     The information set forth under Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Act”), except as shall be expressly set forth by specific reference in such filing.
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     The disclosure set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.
Item 7.01. Regulation FD Disclosure.
     In accordance with General Instruction B.2. of Form 8-K, the following information described under this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Act. The Company disclaims any intention or obligation to update or revise this information.
     The Company today disclosed the following information:
     The Company made available on its website at www.generalmaritimecorp.com estimates for its expected results in 2009 with respect to the following items:

2009 Estimate
Estimated Remaining 3 Months 2009 General and Administrative Expenses (1)	$8,000,000
Estimated Remaining 3 Months 2009 Restricted Stock Compensation Expense (1)	2,500,000
Estimated Remaining 3 Months 2009 Daily Direct Vessel Operating Expenses (2)
- Aframax	8,150
- Suezmax	8,200
- Arlington Vessels fixed portion at $21,200,000 for full year 2009
Estimated Remaining 3 Months 2009 Depreciation and Amortization (3)	22,300,000
Estimated 2009 Drydock Costs including Capital Improvements (4)	28,000,000
- Drydocking	21,500,000
- Capital Improvements and In-Water Surveys	6,500,000

(1)	Estimated General and Administrative Expenses are based on a budget and may vary, including as a result of actual incentive compensation. Estimated Restricted Stock Compensation Expense is based on grants made through December 2008 and excludes any grants for 2009.

(2)	Estimated Daily Vessel Operating Expenses are based on management’s estimates and budgets submitted by the Company’s technical management department.

(3)	Estimated Depreciation and Amortization are based on the acquisition value of the current fleet and depreciation of estimated drydocking costs.

(4)	Estimated Drydock Costs represent budgeted drydocking expenditures based on management estimates and scheduled drydocking. One Aframax vessel is scheduled for drydocking during the Company’s fourth quarter ending December 31, 2009. One Suezmax vessel is scheduled for drydocking during the Company’s fourth quarter ending December 31, 2009. The Company estimates a total of approximately 142 remaining offhire days for 2009.
     The Company also disclosed on its website that it has booked charter rates of approximately $7,000 per day for 29% of the total number of days that its Aframax vessels are expected to be available for hire during the Company’s fourth quarter ending December 31, 2009. The Company has also booked charter rates of approximately $17,500 per day for 47% of the total number of days that its Suezmax vessels are expected to be available for hire during the Company’s fourth quarter ending December 31, 2009.
     These amounts are estimates and will vary based on actual results.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated October 27, 2009, among General Maritime Corporation, General Maritime Subsidiary Corporation, the Lenders party from time to time thereto, Nordea Bank Finland PLC, New York Branch, as Administrative Agent and Collateral Agent.

99.1	Press Release dated October 27, 2009.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this Current Report on Form 8-K are the following: loss or reduction in business from our significant customers; the failure of our significant customers to perform their obligations owed to us; changes in demand; material decline in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker new building orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which we or any of our vessels may be subject; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company’s anticipated drydocking or maintenance and repair costs); changes in the itineraries of our vessels; adverse changes in foreign currency exchange rates affecting our expenses; and other factors listed from time to time in the our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2008 and our subsequent reports on Form 10-Q and Form 8-K. The Company’s ability to pay dividends in any period will depend upon factors including applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of the Company’s financial performance. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary from the amounts currently estimated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION (Registrant)

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Executive Vice President
Date: October 28, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated October 27, 2009, among General Maritime Corporation, General Maritime Subsidiary Corporation, the Lenders party from time to time thereto, Nordea Bank Finland PLC, New York Branch, as Administrative Agent and Collateral Agent.

99.1	Press Release dated October 27, 2009.